111 N Canal St

Chicago, Illinois 60606

USA

+1 312 517 5000

gogoair.com

Exhibit 10.1.59

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]

Mr. Mark Silk

ThinKom Solutions, Inc.

4881 West 145th Street

Hawthorne, CA 90250

December 20, 2018

Dear Mark,

Pursuant to our recent discussions, this letter serves to capture the agreements reached with respect to the various items covered herein and shall be used as the construct for servicing 2Ku antennas that have already been shipped to Gogo and which are returned to ThinKom under RMA to receive either a top and/or bottom cover for the period starting November 1, 2018 through December 31, 2019. It also includes production pricing for incorporating the integrated base plate with new bottom cover and top cover into production antennas (the [***]). Terms used herein that are not defined shall have the meaning attributed to them in the Amended and Restated PDMA executed by the Parties.

1.	Pricing for Covers.

ThinKom shall sell to Gogo, at the pricing set forth herein, a bottom (and optionally a top) antenna cover for each 2Ku antenna returned to ThinKom for Antenna Support Services (defined below), as authorized by Gogo. The price per bottom antenna cover is [***] and the price per top antenna cover is [***]. ThinKom shall install the cover(s) selected by Gogo on each 2Ku antenna delivered to ThinKom for Antenna Support Services. ThinKom shall provide the Gogo-elected Antenna Support Services as set forth in Section 2 below.

2.	Antenna Support Services.

ThinKom shall provide the Antenna Support Services elected by Gogo. The service options are described in this Section 2. “Antenna Support Services” means the ThinKom services used to test, repair, replace and upgrade certain aspects of a 2Ku antenna. Depending on the level of remediation, if any, required to return a 2Ku antenna to compliance with its specification, Gogo may elect either “Full Service” or “Basic Service” support for a 2Ku antenna. Each support service is described in more detail below:

(a)	“Full Service” support includes the following:

[***]

(b)	“Basic Service” support includes the following:

[***]

Full Service support is provided by ThinKom to Gogo at a price of [***] per 2Ku antenna plus the [***] cost of the bottom cover for a total cost of [***] per antenna. The additional cost to include the installation of the optional top cover to the Full Service support is [***] per antenna, making the total cost for the Full Service support with both bottom and top cover [***] per antenna. Basic Service support is provided by ThinKom to Gogo at a price of [***] per 2Ku antenna plus the [***] cost of the bottom cover for a total cost of [***] per antenna. Basic Service support with both top and bottom cover is provided by ThinKom to Gogo at a price [***] per 2Ku antenna plus [***] for the bottom cover and [***] for the top cover, making the total cost [***] . A 2Ku antenna returned to its Gogo-designated destination following Full Service Antenna Support Services shall be warranted in accordance with the warranty provided under the Amended and Restated PDMA for [***] from the date of return shipment or the remaining warranty period on such antenna, whichever is longer. The warranty period shall not be extended for 2Ku antennas for which only the Basic Service support is provided.

If an antenna is received for Basic Service support, and does not pass the Friction Testing requirements, ThinKom will notify Gogo that the unit will require Full Service support in order to be returned to service. Any such change in work scope will be reflected in a purchase order, or purchase order change, issued by Gogo to ThinKom, authorizing such work.

3.	Conversion to [***]

For any antenna which is undergoing the Full Service outlined above, Gogo can direct ThinKom to convert the given antenna from [***], provided that Gogo’s direction to ThinKom occurs prior to the start of the re-assembly step of the Full Service for such antenna. The additional cost for this conversion is [***] per antenna and the conversion includes the new integrated base plate with bottom cover. For clarity, an antenna receiving Full Service processing and being converted to the [***] would be at a total cost of [***] (which includes [***] for the Full Service processing and [***] for the integrated base plate with bottom cover). Direction to convert an antenna into the [***] will be reflected in a purchase order, or a modification to an existing purchase order, issued by Gogo to ThinKom, authorizing such work.

4.	Additional Work.

If during the provision of Antenna Support Services ThinKom identifies additional repair work (other than minor repairs) required to bring the subject 2Ku antenna back up to specification, ThinKom shall identify in writing to Gogo the nature of the required repairs and an estimate of costs and time to perform the related work. Such cost estimates for replacement parts listed in Appendix A shall conform with the pricing set forth in Appendix A to this letter. Gogo may engage ThinKom to perform the related work by issuing ThinKom a purchase order, or a modification to an existing purchase order, authorizing such work.

5.	Shipping.

Shipping charges to and from the ThinKom facility in connection with Antenna Support Services will be the responsibility of Gogo either via direct payment to Gogo’s selected courier or by reimbursement to ThinKom for such shipping charges incurred by ThinKom. To the extent ThinKom is return shipping a 2Ku antenna following the provision of Antenna Support Services, ThinKom shall make such shipments using Gogo’s selected courier and mode, or such other means as requested by Gogo, including a request for expedited shipping. For the avoidance of doubt, shipping for purposes other than Antenna Support Services, such as, for example, warranty claims, shall remain subject to the shipping terms set out in the Amended and Restated PDMA. ThinKom represents that at capacity, it will return ship [***] per week, based on ThinKom receiving an adequate stock of antennas to support this ship rate.

6.	New Production [***].

(a)

The [***]. The new [***] configuration incorporates the new integrated base plate with a bottom cover. ThinKom agrees to provide a new production [***] configuration to Gogo at a cost increase of [***] above the baseline [***] price. The [***] unit pricing set forth below in Table 1 shall remain valid for as long as the current [***] unit pricing per the Amended and Restated PDMA remains valid. The total price for a new production [***] with new configuration as described above is as follows:

Table 1

[***]	[***]
[***]	[***]
[***]	[***]

(b)

The [***]. The new [***] configuration incorporates a retrofit top cover onto a new production [***] . ThinKom agrees to provide the [***] configuration to Gogo at a cost increase of [***] above the baseline -[***] price (Table 1). The [***] unit pricing set forth below in Table 2 shall remain valid for as long as the current [***] unit pricing per the Amended and Restated PDMA remains valid. The total price for a new production [***] with new configuration as described above is as follows:

Table 2

[***]	[***]
[***]	[***]
[***]	[***]

7.	Payment Terms.

Notwithstanding anything to the contrary in the Amended and Restated PDMA, ThinKom may invoice Gogo for any top and bottom covers, Antenna Support Services, and related repair work following completion of such services and return shipment of a 2Ku antenna to Gogo’s designated destination. ThinKom shall submit all invoices to caaccountspayable@gogoair.com. Gogo shall pay any undisputed invoice no later than [***] following receipt of such invoice.

Except as specifically set forth herein (or as set forth in any other written amendments which may be entered into between the Parties), all of the terms and conditions of the Amended and Restated PDMA remain unmodified and in full force and effect. No waiver, modification, or addition to this letter shall be valid unless in writing and signed by the parties hereto

If you agree with the terms set forth above, please sign in the space provided below and return an executed copy of the letter to my attention.

Very Truly Yours
Gogo LLC

By:	/s/ Anthony J. Haro

Agreed to and accepted:
ThinKom Solutions, Inc.

By:	/s/ Mark J. Silk

APPENDIX A

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